UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Suite 600, Houston, TX		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2018 American Electric Technologies, Inc. (the “Company”) and Charles M. Dauber, the Company’s President and Chief Executive Officer, executed an employment agreement for Mr. Dauber’s employment from January 1, 2018 through June 30, 2018. The Company may extend Mr. Dauber’s employment for up to an additional six (6) months under certain circumstances. The agreement sets forth the terms of employment, including an annual base salary rate at the same rate for 2017 and 2016 set forth in his employment agreement which expired on December 31, 2017, a performance-based cash bonus at the same level granted for 2017 and 2016, a grant of performance-based restricted stock units at the same level granted for 2017 and 2016, a grant of restricted stock units with vesting requiring only continued employment, issuance of shares of common stock for each month of employment beyond June 2018, severance in the event of termination by the Company without cause, by Mr. Dauber for good reason, or due to a change of control, and executive perquisites. The foregoing description of the employment agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement dated May 7, 2018 between the Company and Charles M. Dauber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 14, 2018	By:	/s/ William B. Brod
William B. Brod
Chief Financial Officer